Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Select Quality Municipal Fund, Inc.
33-38726, 811-06240


The annual meeting of shareholders was held on July 29, 2008, at The Northern Trust Company, 50 South LaSalle Street, Chicago, IL 60675; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to August 29, 2008 and additionally adjourned to September 30, 2008, October 28, 2008 and November 25, 2008.

Voting results are as follows:

 <c>Common and MuniPreferred shares voting together as a class
 <c> MuniPreferred shares voting together as a class
To approve the elimination of the Funds
fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
           16,562,654
                    2,367
   Against
             1,109,331
                       441
   Abstain
                612,146
                       120
   Broker Non-Votes
             4,862,600
                    6,607
      Total
           23,146,731
                    9,535



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
           16,675,374
                    2,516
   Against
                976,505
                       295
   Abstain
                632,252
                       117
   Broker Non-Votes
             4,862,600
                    6,607
      Total
           23,146,731
                    9,535



To approve the elimination of the
fundamental policy relating to investing in other investment companies.


   For
           16,464,766
                    2,518
   Against
             1,160,334
                       324
   Abstain
                659,031
                         86
   Broker Non-Votes
             4,862,600
                    6,607
      Total
           23,146,731
                    9,535



To approve the elimination of the
fundamental policy relating to derivatives and short sales.


   For
           16,390,121
                    2,350
   Against
             1,206,168
                       481
   Abstain
                687,842
                         97
   Broker Non-Votes
             4,862,600
                    6,607
      Total
           23,146,731
                    9,535



To approve the elimination of the
fundamental policy relating to
commodities.


   For
           16,351,621
                    2,368
   Against
             1,264,586
                       464
   Abstain
                667,924
                         96
   Broker Non-Votes
             4,862,600
                    6,607
      Total
           23,146,731
                    9,535



To approve the new fundamental policy
relating to commodities.


   For
           16,460,751
                    2,382
   Against
             1,179,131
                       455
   Abstain
                677,249
                         91
   Broker Non-Votes
             4,862,600
                    6,607
      Total
           23,179,731
                    9,535



Proxy materials are herein incorporated by reference to the SEC filing on June 30, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08- 009001.